UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2011

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	001-05865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 Industrial Park Road West, Tolland, Connecticut		06084
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Effective on April 30, 2011, Gerber Scientific, Inc. (the “Company”) will end the employment of John R. Hancock as the Company’s Senior Vice President and President, Gerber Technology, for reasons of redundancy. The Company is implementing a new organizational structure for its Gerber Technology business unit under which, Marc Giles, in addition to his existing responsibilities as President and Chief Executive Officer of Gerber Scientific, Inc., will assume Mr. Hancock’s responsibilities.

(e)  In connection with Mr. Hancock’s departure from the Company as described in Item 5.02(b) of this Current Report, he will receive severance payments and benefits in accordance with, and subject to the terms and conditions set forth in, the Severance Policy for Senior Officers of Gerber Scientific, Inc., as amended effective September 2006 (the “Severance Policy”).   The Severance Policy was filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended April 30, 2007, and is described in the Company’s proxy statement for its 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on August 19, 2010.  In addition to the payments and benefits provided for in the Severance Policy, the Company has agreed with Mr. Hancock to cause 72,246 shares of the Company’s restricted stock which were previously awarded to Mr. Hancock but which remain subject to forfeiture provisions to vest in full on April 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: March 30, 2011	By:	/s/ William V. Grickis, Jr.
William V. Grickis, Jr. Senior Vice President, General Counsel, and Secretary (On behalf of the Registrant and as Duly Authorized Officer)